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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 1997


                            CITYSCAPE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



                            DELAWARE                            0-27314                        11-2994671
             (State or Other Jurisdiction                  (Commission File                 (IRS Employer
                   of Incorporation)                            Number)                  Identification No.)


                  565 Taxter Road, Elmsford, New York                                      10523-5200

                (Address of Principal Executive Offices)                                   (Zip Code)



Registrant's telephone number, including area code:  (914) 592-6677

                         Former name or former address,
                          if changed since last report
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Item 5.    Other Events.

Legal Proceedings.

         As previously disclosed, on or about October 1, 1997, a putative class action lawsuit was filed against Cityscape Financial Corp. ("Cityscape"), and two of its officers and directors in the United States District Court for the Eastern District of New York (the "Ceasar Action") on behalf of all purchasers of Cityscape Common Stock during the period from April 1, 1997 through August 15, 1997. On or about October 14, 1997 and October 22, 1997, two additional class action complaints were filed in the same court against the same defendants. On or about October 28, 1997, the plaintiff in the Ceasar Action filed an amended complaint naming three additional directors and officers as defendants. The amended complaint in the Ceasar Action also extended the proposed class period from November 4, 1996 through October 22, 1997.

         In these actions, plaintiffs allege that Cityscape and its senior officers engaged in securities fraud by affirmatively misrepresenting and failing to disclose material information regarding the lending practices of Cityscape's United Kingdom subsidiary, City Mortgage Corporation Limited, and the impact that these lending practices would have on Cityscape's financial results. Plaintiffs allege that a number of public filings and press releases issued by Cityscape were false or misleading. In each of the complaints, plaintiffs have asserted violations of Section 10(b) and Section 20(a) of the Securities Exchange Act of 1934. Plaintiffs seek unspecified damages, including pre-judgment interest, attorneys' and accountants' fees and court costs.

         Although no assurance can be given as to the outcome of these lawsuits, Cityscape believes that the allegations in each of these actions are without merit and that its disclosures were proper, complete and accurate. Cityscape intends to vigorously defend against these actions and seek their early dismissal. These lawsuits, however, if decided in favor of all of the plaintiffs, could have a material adverse effect on Cityscape.

         Cityscape Financial Corp. is a consumer finance company that, through its wholly-owned subsidiaries, Cityscape Corp. and City Mortgage Corporation Limited, is engaged in the business of originating, purchasing, selling and servicing mortgage loans in the United States and the United Kingdom, secured primarily by one- to four-family residences.

         Cityscape was founded in 1985 and is headquartered in Elmsford, New York with regional processing offices in California, Georgia, Illinois and Virginia.

         This report on Form 8-K contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CITYSCAPE FINANCIAL CORP.
                                                (Registrant)



                                                 By:    /s/ Robert C. Patent
                                                        ------------------------
                                                 Name:  Robert C. Patent
                                                 Title: Executive Vice President

Dated:        October 29, 1997